Exhibit 99

Release Date:	Further Information:

IMMEDIATE RELEASE	David J. Bursic
January 29, 2016	President and CEO
or
Keith A. Simpson
Vice President and CAO
Phone: 412/364-1913

WVS FINANCIAL CORP. ANNOUNCES INCREASED NET INCOME AND EARNINGS PER SHARE FOR THE THREE AND SIX MONTHS ENDED DECEMBER 31, 2015

Pittsburgh, PA — WVS Financial Corp. (NASDAQ: WVFC), the holding company for West View Savings Bank, today reported net income of $293 thousand or $0.15 per diluted share, for the three months ended December 31, 2015 as compared to $266 thousand or $0.14 per diluted share for the same period in 2014. The $27 thousand increase in net income during the three months ended December 31, 2015 was primarily attributable to a $50 thousand increase in net interest income, a $44 thousand decrease in non-interest expense, and an $11 thousand increase in non-interest income, which were partially offset by a $68 thousand increase in income tax expense and a $10 thousand increase in provisions for loan losses. The increase in net interest income during the three months ended December 31, 2015 was attributable to an $85 thousand increase in interest income, which was partially offset by a $35 thousand increase in interest expense. The increase in interest income was primarily attributable to higher average balances of investment-grade corporate bonds and loans outstanding, and higher yields earned on the Company’s Federal Home Loan Bank (“FHLB”) stock, which were partially offset by lower average balances of U.S. Government agency mortgage-backed securities and U.S. Government agency bonds, and lower average yields earned on the Company’s investment, mortgage-backed securities, and loan portfolios, when compared to the same period in 2014. The higher average balance of investment-grade corporate bonds was attributable to a reallocation of funds into this segment of the Company’s investment portfolio. The increase in interest expense was primarily attributable to higher rates paid on FHLB long-term variable-rate and short-term advances, and higher average balances of FHLB short-term advances during the three months ended December 31, 2015, when compared to the same period in 2014. The decrease in non-interest expense was primarily attributable to decreases in charitable contributions eligible for PA tax credits, ATM network expenses, and provisions for off-balance sheet (loan origination) commitments, which were partially offset by higher employee related costs during the quarter ended December 31, 2015, when compared to the same period in 2014. The increase in non-interest income was primarily attributable to a gain on the sale of one investment security, which was partially offset by decreases in ATM and debit card fee income, service charges on deposits, and earnings on the Company’s Bank-owned life insurance. The increase in income tax expense for the three months ended December 31, 2015 was primarily attributable to higher levels of taxable income, and the absence of PA tax credits for charitable contributions made, when compared to the same period in 2014. The increase in the provision of loan losses was primarily attributable to an increase in the Company’s loan portfolio.

Net income for the six months ended December 31, 2015 totaled $604 thousand or $0.32 per diluted share, as compared to $565 thousand or $0.29 per diluted share for the same period in 2014. The $39 thousand increase in net income during the six months ended December 31, 2015 was primarily attributable to a $144 thousand increase in net interest income, a $17 thousand decrease in non-interest expense, and an $12 thousand increase in non-interest income, which were partially offset by a $107 thousand increase in income tax expense and a $27 thousand increase in provisions for loan losses. The increase in net interest income during the six months ended December 31, 2015 was attributable to a $202 thousand increase in interest income, which was partially offset by a $58 thousand increase in interest expense. The increase in interest income was primarily attributable to higher average balances of investment-grade corporate bonds and loans outstanding, and higher yields earned on the Company’s FHLB stock, which were partially offset by lower average balances of U.S. Government agency mortgage-backed securities and U.S. Government agency bonds, and lower average yields earned on the Company’s investment, mortgage-backed securities, and loan portfolios, when compared to the same period in 2014. The higher average balance of investment-grade corporate bonds was attributable to a reallocation of funds into this segment of the Company’s investment portfolio. The increase in interest expense was primarily attributable to higher rates paid on FHLB long-term variable-rate and short-term advances, and higher average balances of FHLB short-term advances during the six months ended December 31, 2015, when compared to the same period in 2014. The decrease in non-interest expense was primarily attributable to decreases in charitable contributions eligible for PA tax credits, ATM network expenses, and legal expenses, which were partially offset by higher employee related costs, occupancy and equipment costs, and federal deposit insurance premiums during the six months ended December 31, 2015, when compared to the same period in 2014. The increase in non-interest income was primarily attributable to a gain on the sale of one investment security, which was partially offset by the absence of a gain on the sale of real estate owned realized in 2014, and decreases in service charges on deposits and earnings on the Company’s Bank-owned life insurance. The increase in income tax expense for the six months ended December 31, 2015 was primarily attributable to higher levels of taxable income, and the absence of PA tax credits for charitable contributions made, when compared to the same period in 2014. The increase in the provision of loan losses was primarily attributable to an increase in the Company’s loan portfolio.

WVS Financial Corp. owns 100% of the outstanding common stock of West View Savings Bank. The Savings Bank is a Pennsylvania-chartered, FDIC savings bank, which conducts business from six offices located in the North Hills suburbs of Pittsburgh, Pennsylvania. In January 2009, West View Savings Bank began its second century of service to our communities. The Bank wishes to thank our customers and host communities for allowing us to be their full service bank.

—TABLES ATTACHED—

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WVS FINANCIAL CORP. AND SUBSIDIARY

SELECTED CONSOLIDATED FINANCIAL DATA

(Dollars in thousands except per share data)

	December 31, 2015 (Unaudited)	June 30, 2015 (Unaudited)
Total assets	$330,418	$329,716
Cash and Cash Equivalents	2,874	3,573
Certificates of Deposits	350	350
Investment securities available-for-sale	92,803	66,916
Investment securities held-to-maturity	11,029	36,618
Mortgage-backed securities held-to-maturity	152,038	162,639
Net loans receivable	57,784	46,163
Deposits	141,456	138,928
FHLB advances: long-term, fixed-rate	12,500	12,500
FHLB advances: long-term, variable-rate	105,305	105,305
FHLB advances: short-term	35,133	37,830
Equity	32,329	32,043
Book value per share – Common Equity	15.85	15.70
Book value per share – Tier I Equity	16.12	15.93
Annualized Return on average assets	0.36%	0.43%
Annualized Return on average equity	3.75%	4.23%
Tier I leverage ratio	9.97%	10.03%

WVS FINANCIAL CORP. AND SUBSIDIARY

SELECTED CONSOLIDATED OPERATING DATA

(In thousands except per share data)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	(Unaudited)		(Unaudited)
	2015	2014	2015	2014
Interest income	$1,622	$1,537	$3,258	$3,056
Interest expense	320	285	631	573

Net interest income	1,302	1,252	2,627	2,483
Provision for loan losses	28	18	48	21

Net interest income after provision for loan losses	1,274	1,234	2,579	2,462
Non-interest income	156	145	296	284
Non-interest expense	944	988	1,886	1,903

Income before income tax expense	486	391	989	843
Income taxes	193	125	385	278

NET INCOME	$293	$266	$604	$565

EARNINGS PER SHARE:
Basic	$0.15	$0.14	$0.32	$0.29
Diluted	$0.15	$0.14	$0.32	$0.29
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	1,910,190	1,949,046	1,909,726	1,954,213
Diluted	1,910,190	1,949,046	1,909,726	1,954,213